UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019 (April 17, 2019)

Victory Oilfield Tech, Inc.
(Exact name of registrant as specified in its charter)

Nevada	002-76219-NY	87-0564472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3355 Bee Caves Road, Suite 608, Austin, Texas	78746
(Address of principal executive offices)	(Zip Code)

(512) 347-7300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers

Effective April 17, 2019, Mr. Kenneth Hill resigned as the Chief Executive Officer, interim Chief Financial Officer, Secretary, Treasurer and member of the Board of Directors of Victory Oilfield Tech, Inc. (the “Company”).

On April 23, 2019, the Company’s Board of Directors appointed Mr. Kevin DeLeon as interim Chief Executive Officer and interim Secretary of the Company until a permanent replacement is appointed. Mr. DeLeon has assumed the duties of these positions effective immediately.

Mr. DeLeon has served as a member of the Company’s Board of Directors since August 21, 2017. He has served as a General Partner and Director of Corporate Strategy for Visionary Private Equity Group, a private equity firm that invests in early stage, high growth companies, since 2015. Mr. DeLeon has spent more than twenty-five years in global finance, both on the buy and sell side, in New York, London, and Tokyo. For the past decade, his focus has been in natural resources, most recently as Senior Advisor to our company since February, 2015. Prior to joining our Board, he served in the same capacity at Miller Energy, a NYSE-listed Alaska focused oil and gas exploration and production company, from June 2013 to February 2015. At Miller, Mr. DeLeon was responsible for overseeing corporate strategy, with particular focus on financing the company’s drilling program and acquisitions, as well as investor relations and corporate governance. Prior to Miller, Mr. DeLeon spent approximately six years spearheading the U.S. operations for a boutique U.K. investment bank, with a strong focus in E&P and metals & mining. Early in his career, he worked for Yamaichi, one of the Big Four Japanese securities houses, where he received the Chairman’s award for his consistent revenue contributions. Mr. DeLeon was also a founding partner of Bracken Partners, a London-based corporate finance advisory and fund management firm with particular focus on the U.K. private equity markets. He has served as both a senior executive and non-executive director of numerous public and private U.K. and U.S. companies. Mr. DeLeon is a 1990 graduate of Yale University, with a B.A in Economics. Mr. DeLeon was selected to serve on our Board of Directors due to his extensive global finance experience.

There is no family relationship that exists between Mr. DeLeon and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Mr. DeLeon and any other persons pursuant to which he was selected as a director or an officer of the Company and there are no transactions between the Company and Mr. DeLeon that would require disclosure under Item 404(a) of Regulation S-K.

The Company intends to interview prospective candidates for the Chief Financial Officer and Treasurer positions over the next four to six weeks.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2019	VICTORY OILFIELD TECH, INC.

/s/ Kevin DeLeon
Name: Kevin DeLeon
Title: Interim Chief Executive Officer

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